SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.
( A Development Stage Company)

FINANCIAL REPORT

At December 31, 2006 and
for the Period from December 27, 2006 (Inception) to December 31, 2006

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.

(A Development Stage Company)

KEITH K. ZHEN, CPA

CERTIFIED PUBLIC ACCOUNTANT

2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL :KEITHZHEN@GMAIL.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Shanxi Qinyuan Agriculture Technology Development Co., Inc.

( A development stage company)

We have audited the accompanying balance sheet of Shanxi Qinyuan Agriculture Technology Development Co., Inc. as of December 31, 2006 and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the period December 27, 2006 (Inception) through December 31, 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanxi Qinyuan Agriculture Technology Development Co., Inc. as of December 31, 2006 and the results of its operations and its cash flows for the period December 27, 2006 (Inception) though December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Keith K. Zhen, CPA

Keith K. Zhen, CPA

Brooklyn, New York

May 12, 2007

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.

(A Development Stage Company)

BALANCE SHEET

DECEMBER 31, 2006

ASSETS
Current Assets:
Cash	$128,200
Total Current Assets	128,200

Total Assets	$128,200

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$-
Total Current Liabilities	-

Owners' Equity:
Paid-in capital	128,200
Accumulated deficiency	-
Owners' equity	128,200
Total Liabilities and Owners' Equity	$128,200

See Notes to Financial Statements

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS (SINGULAR)

FOR THE PERIOD DECEMBER 27, 2006 (INCEPTION) THOUGH DECEMBER 31, 2006

Revenues
Sales	$-
Costs of Sales	-
Gross Profit	-

Operating Expenses
General and administrative	-
Total Operating Expenses	-

Income (Loss) from Operation	-

Other Income (Expenses)	-

Income (Loss) before Provision for Income Tax	-

Provision for Income Tax	-

Net Income (Loss)	-

Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	-

Comprehensive Income (Loss)	$-

See Notes to Financial Statements

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.
(A Development Stage Company)

STATEMENT OF CHANGES (SINGULAR) IN OWNERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM DECEMBER 27, 2006 (INCEPTION) TO DECEMBER 31, 2006

Accumulated
		Retained	Other
	Paid-in	Earnings	Comprehensive
	Capital	(Deficit)	Income	Totals
Balances at
the date of inception
December 27, 2006	$-	$-	$-	$-

Pain-in capital contribution	128,200	-	-	128,200

Net income (loss)	-	-	-	-
Balances at
December 31, 2006	$128,200	$-	$-	$128,200

See Notes to Financial Statements

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS (SINGULAR)

FOR THE PERIOD DECEMBER 27, 2006 (INCEPTION) THOUGH DECEMBER 31, 2006

Operating Activities

Net income (loss)	$-

Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:

Changes in operating assets and liabilities:	-

Net cash provided (used) by operating activities	-

Investing Activities

Net cash (used) by investing activities	-

Financing Activities

Proceeds from paid-in capital contribution	128,200
Net cash provided (used) by financing activities	128,200

Increase (decrease) in cash	128,200

Cash at beginning of period	-
Cash at end of period	$128,200

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$-
Income taxes	$-

See Notes to Financial Statements

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1-

ORGANIZATION AND BUSINESS BACKGROUND

Shanxi Qinyuan Agriculture Technology Development Co., Inc. ( "Qinyuan" or the "Company") was incorporated on December 27, 2006 in Xi'an City, Shanxi Province, the People's Republic of China (the "PRC") under the Company Law of PRC.  The Company was established for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

The Company is considered to be a development stage company, as it has not generated revenue from operations.

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and are presented in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continue)

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured.

Costs

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs".

Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in shareholders' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency.  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$").  Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period.  Translation adjustments resulting from translation of these financial statements are reflected as accumulated other comprehensive income (loss) in the shareholders' equity.

Recent Accounting Pronouncements

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements.  In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures.  SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006.  The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.  Management does not expect that the adoption of SAB No. 108 would have a material effect on the Company's financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. The standard also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The adoption of SFAS 158 is not expected to have a material effect on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements".  SFAS No. 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years.  Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period with that fiscal year.  The provisions of this statement should be applied, except in some circumstances where the statement shall be applied retrospectively.  The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes", which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently assessing whether adoption of this Interpretation will have an impact on its financial position and results of operations.

"In March 2006, the FASB issued SFAS No. 156, ""Accounting for Servicing of Financial Assets"" (""FAS 156""), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, with early adoption being permitted. The adoption of SFAS No. 156 did not have a material effect on the Company's financial position or results of operations."

SHANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 4-

OWNERS' EQUITY

In accordance with the Articles of Incorporation of the Company, the registered capital at the date of incorporation of December 27, 2006 was $128,200 (RMB1,00,000) which was fully paid in cash by the owners.

Note 5-

SUBSEQUENT EVEN

On January 5, 2007, the Company executed a share exchange agreement (the "Share Exchange") with Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd ("Zhongke"), whereby the shareholders of the Company exchanged 97.72% of the ownership in Qinyuan for 97.72% of the ownership in Zhongke.  Subsequent to completion of the Share Exchange agreement, Zhongke became a subsidiary of the Company.

Zhongke was incorporated  in Yangling City, Shanxi Province, PRC on August 26, 2003 under the Company Law of PRC.  The Company is principally engages in the business of research and development of crop seeds.